Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

I-many, Inc.

Edison, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 15, 2007, related to the consolidated financial statements of I-many and the effectiveness of I-many, Inc.’s internal control over financial reporting for year ended December 31, 2006 appearing in the Company’s Annual Report.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Woodbridge, New Jersey

January 28, 2008